Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38868) of our report dated June 29, 2010, relating to the financial statements and the related supplemental schedules of Nabi Savings and Retirement Plan (the “Plan”)  as of December 31, 2009 and 2008, included within the 2010 Form 11-K to be filed on or about June 29, 2010 on behalf of the Plan.

/s/ Goodman & Company, L.L.P.
McLean, Virginia
June 29, 2010